UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2011

Quepasa Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 Datura Street, Ste. 114 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 366-1249

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

On November 15, 2011, Quepasa Corporation (the “Company”) sold to one investor 280,112 shares of the Company’s common stock (the “Shares”) for $1,000,000.  This sale was part of the previously disclosed $8,000,000 that the Company was seeking to raise in addition to the $10,000,000 that was required to be sold and was sold in order to complete the merger with myYearbook. In addition, as disclosed in a Form 8-K filed on November 10, 2011, the Company sold $1,557,000  which was also part of the $8,000,000.  The Company agreed to file a registration statement registering the Shares.  The Shares have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder.  These Shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.  The investor is an accredited investor, acquired the Shares for investment, and there was no general solicitation.  In connection with this investment, the Company paid a $60,000 placement agent fee to Palladium Capital Advisors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA CORPORATION

Date: November 15, 2011	By:	/s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer